FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20519

                FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                      AND

                       LISTING OF SUCH SECURITIES ON THE
                         NEW YORK STOCK EXCHANGE, INC.

                        PITNEY BOWES CREDIT CORPORATION
             (Exact name of Registrant as specified in its charter)


       Delaware                                         06-0946476
       --------                                         ----------
(State of Incorporation)                   (I.R.S. employer identification no.)


27 Waterview Drive, Shelton, Connecticut                 06484
----------------------------------------                 -----
     (Address of principal offices)                    (Zip Code)



             Securities to be registered pursuant to Section 12(b)
               of the Securities Exchange Act of 1934 (the "Act")


           Title of each class                Name of exchange on which
           To be so registered               each class to be registered

           5.75% Notes due 2008                New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates:
N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered:

$350,000,000 principal amount of 5.75% Notes due August 15, 2008 (the "Notes") to be issued under an indenture dated as July 31, 1999 between the Registrant and SunTrust Bank, Atlanta, as trustee. Reference is made to the form of such indenture and the form of such note described below and to the prospectus supplement dated August 17, 2001 to a prospectus dated July 28, 1998 under Registration Statement No. 333-59181, which has been filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, all of which are incorporated by reference herein and made a part hereof.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939; and, the effectiveness of the registration of the securities under the Securities Act of 1933.

Item 2. Exhibits

The following is a list of exhibits provided herewith.

1. Form of Indenture (Incorporated by reference from Exhibit 4 to Registration Statement No. 333-59181).

2.       Form of Note (filed herewith).

Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant    Pitney Bowes Credit Corporation
              -------------------------------


Date          August 20, 2001
              ---------------------------


By            /s/ Dessa M. Bokides
              ---------------------------




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



                             Listing Application to
                         New York Stock Exchange, Inc.
                                     ( - )

The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of Pitney Bowes Credit Corporation and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:



By:      -------------------------
         Janice O'Neill
         Vice President
         Listing Operations




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